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                           SECOND AMENDED AND RESTATED               EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                         PREMIER NATIONAL BANCORP, INC.

               (UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW)

                  1. NAME. The name of the Corporation is Premier National Bancorp, Inc. (hereinafter called the "Corporation").

                  2. PURPOSES. Subject to any limitation provided in the Business Corporation Law of the State of New York (the "Business Corporation Law") or any other statute of the State of New York, and except as otherwise specifically provided in this Certificate of Incorporation, the purposes for which the Corporation is formed are:

                           2.1 To act as a bank holding company, with all of the rights, powers and privileges, and subject to all of the limitations, specified in any applicable state or federal legislation from time to time in effect; and

                           2.2 To engage in any other lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being, obtained.

                  3. OFFICE. The office of the Corporation is to be located in the County of Dutchess, State of New York.

                  4. CAPITAL STOCK. The aggregated number of shares of all classes of capital stock which the Corporation has authority to issue is 55,000,000 shares, of which 50,000,000 are to be shares of common stock, $.80 par value per share (the "Common Stock"), and 5,000,000 are to be shares of serial preferred stock, $.01 par value per share (the "Preferred Stock". The shares of capital stock may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the shareholders, except as otherwise provided in this Article 4, the Business Corporation Law or, if applicable, the rules of a national securities exchange on which the Corporation's capital stock is listed. The consideration for the issuance of the shares of capital stock shall be paid to or received by the Corporation in the form and manner permitted by the Business Corporation Law and shall not be less than the par value per share of such shares.

                  Notwithstanding any other provision of this Certificate of Incorporation, no holder of any shares of the Corporation's capital stock shall have or be entitled to any preemptive, preferential or other right, under
Section 622 of the Business Corporation Law or otherwise, to subscribe for, purchase or otherwise acquire any shares of any class of the Corporation's capital stock or any series thereof, whether now or hereafter authorized, or other obligations or securities of the Corporation convertible into or exchangeable for such shares, or carrying rights or options to purchase shares of any class of the Corporation's capital stock or any series thereof, including without limitation warrants, subscription rights or options to subscribe for, purchase or otherwise acquire such shares or securities, or any other instruments evidencing such rights or options.

                  Subject to the provisions of the Business Corporation Law, the Corporation is authorized to make pro rata distributions of its authorized but unissued shares of capital stock to holders of shares of the same or any other class of the Corporation's capital stock or series thereof.

                  A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

                     A. COMMON STOCK. Subject to all of the powers, rights and preferences of the holders of Preferred Stock provided by resolution or resolutions of the Board of Directors pursuant to this Article 4 or by the Business Corporation Law, holders of shares of Common Stock shall exclusively possess all voting power and shall be entitled to one vote for each share held by such holders with respect to all matters voted on by the shareholders of the Corporation.

                           Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of capital stock having preference over the Common Stock as to the payment of dividends or other distributions the full amount of dividends or such other distributions, and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to holders of the Common Stock, then dividends or such other distributions, as the case may be, may be paid on the Common Stock, and on any class or series of capital stock entitled to participate therewith as to dividends or such other dividends, as the case may be, to the holders thereof out of any assets legally available for the payment of dividends or such other distributions, but only when and as declared by the Board of Directors of the Corporation.

                           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (none of which for purposes of any provision of this Certificate of Incorporation shall be deemed to include a consolidation or merger of the Corporation, or the sale of all or substantially all of the Corporation's assets), after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of capital stock having preference over the Common Stock as to distribution of assets of the Corporation in any such event the full preferential amounts to which the holders of such shares are respectively entitled, the holders of the Common Stock and of any class or series of capital stock entitled to participate therewith,

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in whole or in part, as to distribution of the Corporation's assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, ratably in proportion to the number of shares of Common Stock held by them.

         Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock.

         B. PREFERRED STOCK. Subject to limitations prescribed by the Business Corporation Law and the provisions of this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to provide from time to time by resolution or resolutions for the issuance of one or more series of Preferred Stock, and, by filing a certificate pursuant to the Business Corporation Law, to establish from time to time the number of shares of Preferred Stock to be included in each such series, and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

                           (1) the distinctive serial designation and the number
                  of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular series) increase (but not above the total number of authorized shares of the series) or decrease (but not below the number of shares of such series then outstanding);

                           (2) the dividend rates or the amount of dividends to
                  be paid on the shares of such series, the record and payment date or dates for dividends, whether dividends shall be cumulative and, if so, from which date or dates, and the participating or other special rights, if any, including any relative rights of priority of payment, with respect to dividends to be paid on shares of such series;

                           (3) whether the shares of such series shall have
                  voting rights in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more than one vote per share;

                           (4) whether the shares of such series shall be
                  redeemable and, if so, the times, prices and other terms and conditions upon which such shares may be redeemed, including, but not limited to the amount per share which shall be payable upon such redemption, which



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                  amount may vary under different conditions and at different redemption dates;

                           (5) the amount or amounts payable upon the shares of
                  such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment upon shares of such series;

                           (6) whether the shares of such series shall be
                  entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the terms and conditions of such fund, including, but not limited to, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

                           (7) whether the shares of such series shall be
                  convertible into, or exchangeable for, shares of any other class or classes of the Corporation's capital stock or any series thereof and, if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                           (8) the subscription or purchase price and form of
                  consideration for which the shares of such series shall be issued;

                           (9) whether the shares of such series which are
                  redeemed, converted or exchanged shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock; and

                           (10) any other relative rights, preferences and
                  limitations of the shares of such series.

                  Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the same series of Preferred Stock. Except as required by the Business Corporation Law, the Board of Directors of the Corporation is authorized to amend this Certificate of Incorporation to provide for one or more series of Preferred Stock without obtaining the approval of the holders of any class of capital stock of the Corporation.

         5. DESIGNATION OF SECRETARY OF STATE; MAILING ADDRESS: REGISTERED AGENT. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served,


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and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is:

                           Premier National Bancorp, Inc.
                           Route 55
                           LaGrangeville, New York 12540
                           Attention: Secretary.

In addition, the Secretary of the Corporation, whose business address is Premier National Bancorp, Inc., Route 55, LaGrangeville, New York 12540, is designated as the Corporation's registered agent in New York upon whom process in any action or proceeding, against the Corporation may be served at such address.

         6. Duration. The duration of the Corporation is to be perpetual.

         7. Cumulative Voting Rights. Cumulative voting rights shall not exist with respect to the election of directors.

         8. FACTORS TO BE CONSIDERED BY THE DIRECTORS. In connection with taking any action, including, without limitation, action which may involve or relate to any business combination or transaction, including, without limitation, any merger, consolidation or sale of the Corporation's assets, or a proposal by another Person or Persons to make a business combination or transaction or a tender or other exchange offer (whether in cash or securities, or both) or any other proposal relating to a change or potential change in the control of the Corporation, and the exercise of its or their judgment in determining what is in the best interest of the Corporation and its shareholders, the Board of Directors, any Committee of the Board of Directors or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the Corporation and its shareholders, consider all of the following factors and any other factors which it deems relevant: (i) the social, legal, economic and other effects of the action or matter being or to be considered on the Corporation and its subsidiaries, its and their employees, depositors, customers and creditors and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or transaction or a proposal by another Person or Persons to make a business combination or transaction or a tender or other exchange offer or any other proposal relating to a change or potential change in control of the Corporation, (v) the business, reputation and financial condition and earnings prospects of the acquiring Person or Persons and the possible effects of such factors on the Corporation and its subsidiaries, its and their employees, depositors, customers and creditors, the future value of the Corporation's capital stock, and the communities in which the Corporation and its subsidiaries operate or are located; (w) the reputation, business practices, competence, experience and integrity of the acquiring Person or Persons and its or their management and affiliates; (x) the prospects for successful conclusion of the business combination, transaction, offer or proposal; (y) whether the price or value of the securities being offered in the business combination, transaction or offer is acceptable based on the historical and present operating results and financial condition of the Corporation and whether a more favorable price could be obtained for the Corporation's securities or

                                      - 5 -

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assets, whichever the case may be, in the future; and (z) any antitrust or other legal or regulatory issues that are raised by the business combination, transaction, offer or proposal. As used in this Article 8, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting, or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person" for purposes of this Article 8.

         If the Board of Directors determines that a business combination, transaction, offer or proposal should not be recommended to the shareholders, it may take any lawful action to accomplish its purpose of opposing or not recommending such business combination, transaction, offer or proposal, including, without limitation, any or all of the following advising shareholders not to accept the business combination, transaction, offer or proposal; soliciting proxies against the business combination, transaction, offer or proposal; initiating or filing, in good faith, litigation or complaints with governmental or regulatory authorities against the business combination, transaction, offer or proposal; issuing the authorized but unissued securities or treasury stock of the Corporation or granting options (either statutory or nonstatutory, or both) with respect thereto in accordance with applicable law; acquiring another entity or entities to create an antitrust or other regulatory problem for the business combination, transaction, offer or proposal; and obtaining a more favorable offer or proposal.

         The provisions of this Article 8 shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. In addition, the provisions of this Articles 8 shall be supplemental to and in no way limiting of the powers and authority granted to the directors by applicable law.

         9. CLASSIFICATION OF DIRECTORS. The Board of Directors of the Corporation shall be divided into three classes. The respective terms of office of the members of each such class shall end in successive years. The number of directors in each class shall be as specified in, or as determined pursuant to, the Bylaws and shall be nearly as equal as possible. Except as provided in
Article 10 of this Certificate of Incorporation, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified. At each annual meeting of shareholders the directors of only one class shall be elected, except directors who may be elected to fill vacancies. If the number of directors comprising the Board of Directors, is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

         10. FILLING OF VACANCIES IN THE BOARD OF DIRECTORS. Any vacancies in the Board of Directors for any reason, including, but not limited to, any vacancy resulting by reason of the removal of a director with or, if permitted by this Certificate of Incorporation, without cause, and any newly created directorships resulting by reason of any increase in

                                      - 6 -

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the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified, notwithstanding that the term of office of other directors in the class of which he or she is a member does not expire at the time of each meeting. The successor to any director elected by the Board to fill a vacancy shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he or she is elected and until his or her successor is elected and qualified. Notwithstanding any other provision of this Certificate of Incorporation, if the holders of any class or classes of shares of the Corporation's capital stock, other than the Common Stock, or any series thereof shall be entitled to elect one or more directors pursuant to this Certificate of Incorporation, any vacancy in the directors elected by such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or, if no such director is then in office, by the Board of Directors as otherwise provided in this Article 10.

         11.   INDEMNIFICATION.

               11.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

                     (a) that he or she is or was a director or officer of the Corporation, or

                     (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving, as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment does not prohibit the Corporation from providing broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and. amounts paid in settlement) reasonably incurred or suffered by such person in.

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          connection therewith. The persons indemnified by this Article 11 are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification conferred in this Article 11: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate of Incorporation with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

               11.2. RELATIONSHIPS TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaws, agreement (including, any agreement between such person and any of the Corporation's affiliates, predecessor or subsidiary corporations or any constituent corporation absorbed by the Corporation in a consolidation or merger), vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including, provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article 11.

               11.3. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors and to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person, other than a director or officer of the Corporation, serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article 11 in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. Nothing in this Article 11.3 shall limit the indemnification provided in Article 11.1 hereof to any officer or director of the Corporation who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was serving



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         at the request of the Corporation as a director, officer, trustee, employee or agent of any subsidiary of the Corporation or any other enterprise.

                11.4. LIMITATIONS ON INDEMNIFICATION. Notwithstanding any other provision of this Certificate of Incorporation or the Corporation's Bylaws, (i) indemnification of any indemnitee or any person under any provision of this Article 11 or any provision of the Corporation's Bylaws shall be subject to the applicable rules, regulations and interpretations of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System, as the same exist or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment does not prohibit the Corporation from providing broader indemnification rights than permitted prior thereto), and (ii) indemnification of any director, officer, employee or agent of any national bank subsidiary of the Corporation under any provision of this Article 11 or any provision of the Corporation's Bylaws shall be subject to the limitations, if any, contained in such subsidiary's Articles of Association.

          12. LIMITATION ON LIABILITY OF DIRECTORS. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exculpation is prohibited by the Business Corporation Law. No amendment to or repeal of this Article 12 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         13. REMOVAL OF DIRECTORS. Any director may be removed from office at any time for cause by (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors or (ii) the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors, other than the director to be removed. Notwithstanding the immediately preceding sentence, when the holders of any series of Preferred Stock are entitled to elect one or more directors pursuant to a resolution or resolutions providing for any series of Preferred Stock under Article 4 hereof, any director so elected by the holders of such series may be removed only by the applicable vote of the holders of the shares of such series as set forth in such resolution or resolutions. Directors shall not be removed without cause. Cause is defined as any one or more of the following,: the commission of any violation of law, rule or regulation or of a cease and desist order which has become final; engaging or participating in any unsafe or unsound practice in connection with the Corporation or any of its subsidiaries regardless of whether actual harm or damages result to the Corporation; the commission or omission of or engaging in any act, or practice -which constitutes a material breach of a director's fiduciary duty as director, involves personal dishonesty on the part of the director or demonstrates a willful or continuing disregard for the best interests of the Corporation; the adjudication that a director is of an unsound mind; the adjudication that a director is bankrupt; the intentional destruction of

                                      - 9 -

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the Corporation's property; the breach or violation of any agreements with the
Corporation or any of its subsidiaries signed by the director, including, but not limited to, confidentiality and nondisclosure agreements; or engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring into disrepute the Corporation, its business or its employees. The phrase "the entire Board of Directors" or "the entire Board," as used in this Certificate of Incorporation shall refer to the total number of directors which the Corporation would have if there were no vacancies.

         14. LOANS TO DIRECTORS. The Corporation may lend money to or guarantee the obligation of any director of the Corporation if the particular loan or guarantee is approved by the shareholders of the Corporation pursuant to the provisions of the Business Corporation Law or if the Board of Directors determines that the particular loan or guarantee benefits the Corporation and either approves the particular loan or guarantee or a general plan authorizing such loans and guarantees.

         15. CONSENT OF SHAREHOLDERS. Subject to applicable law and except as other-wise expressly required by this Certificate of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation must be effected or taken at a duly called annual or special meeting of such shareholders and may not be effected or taken by any consent in writing by any such shareholders.

         16. AMENDMENT OF CERTIFICATE OF INCORPORATION. (a) The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and all rights conferred upon shareholders are granted subject to this reservation. Except as may be required by applicable law or any other provision of this Certificate of Incorporation, any such amendment, alteration, change or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of both (a) a majority of the Board of Directors and (b) a majority of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors.

         (b) Notwithstanding anything contained in this Certificate of Incorporation to the contrary the affirmative vote of a majority of the Board of Directors and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, repeal, alter, change or adopt any provision inconsistent with Articles 8, 9, 10 and 13 hereof and this Section 16(b).

         17. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, amend, chan-e, alter or repeal the Bylaws of the Corporation.



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         IN WITNESS WHEREOF, each the undersigned subscribes this Certificate and affirms it as true under the penalties of perjury on this 14th day of July, 1998.



                                         s/s John C. VanWormer
                                         ----------------------------------
                                         JOHN C. VanWORMER, President
                                         HUDSON CHARTERED BANCORP, INC.


                                         s/s Gerardina Mirtuono
                                         ----------------------------------
                                         GERARDINA MIRTUONO, Asst. Secretary
                                         HUDSON CHARTERED BANCORP, INC.



                                         s/s Peter Van Kleeck
                                         ----------------------------------
                                         PETER VAN KLEECK, President
                                         PROGRESSIVE BANK, INC.



                                         s/s Beatrice D. Parent
                                         ----------------------------------
                                         BEATRICE D. PARENT, Corporate Secretary
                                         PROGRESSIVE BANK, INC.



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